UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2008

QV, QUANTUM VENTURES, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	(Commission File Number)	Applied for (IRS Employer Identification No.)

(Address of principal executive offices)	(Zip Code)
16 Midlake Boulevard, Suite 312 SE Calgary Alberta Canada T2X 2X7

Registrant's telephone number, including area code 403-397-7211

(Former name or former address, if changed since last report)

Entry into a Material Definitive Agreement, Financial Statements and Exhibits

Item 1.01. Entry into a Material Definitive Agreement.

On April 15, 2008, QV, Quantum Ventures, Inc. (the "Registrant") entered into a License agreement ( “The Agreement”) with Canadian Integrated Optics International Ltd. of Douglas, Isle of Man (CIOI), to manufacture and market CIOI’s  patent  pending solar technology based on an optical rectenna. Closing of this agreement will occur on or about   May 16, 2008 and is subject to certain terms and conditions.  The Purchase Price for the license shall be paid in shares of the Company’s common stock and a 5% royalty.

For all the terms and provisions of the Agreement, reference is hereby made to such Agreements annexed hereto as Exhibit 10.1,. All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired. Not applicable
(b) Pro forma financial information. Not applicable
(c) Exhibits

Exhibit No. Description 1.1 License Agreement, dated April 15, 2008, by and between Canadian Integrated Optics International Ltd. and QV, Quantum Ventures, Inc. 99.1 Copy of April 16th News release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

April 16, 2008

ELAN DEVELOPMENT INC.

By:

/S/Desmond Ross

Name:

Desmond Ross

Title:

President and Director